Exhibit 3.2
COMMUNITY HEALTHCARE TRUST INCORPORATED
AMENDED AND RESTATED
CORPORATE BYLAWS
(these “Bylaws”)
Adopted as of November 2, 2020
ARTICLE I
OFFICES

Section 1.    PRINCIPAL OFFICE. The principal office of Community Healthcare Trust Incorporated (the “Corporation”) in the State of Maryland shall be located at such place as the Board of Directors may designate.
Section 2.    ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.    PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting or in a waiver thereof.
Section 2.    ANNUAL MEETING. An annual meeting of stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time and place set by the Board of Directors. Failure to hold an annual meeting will not invalidate the Corporation’s existence or affect otherwise valid acts of the Corporation.
Section 3.    SPECIAL MEETINGS.
(a)    General. Each of the chairman of the Board of Directors, chief executive officer, president and Board of Directors may call a special meeting of stockholders, and the person or group who has called a special meeting shall, except as provided in Section 3(b)(5) of this Article II, set the date, time and place of such special meeting. Subject to Section 3(b) of this Article II, a special meeting of stockholders shall also be called by the secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.
(b)    Stockholder Requested Special Meetings.

(1)    Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). To be in proper form, such Record Date Request Notice shall set forth:
(i)    as to the purpose of the special meeting and to any business that the requesting stockholder proposes to bring before the special meeting, (A) a reasonably detailed description of such purpose and the business to be conducted, the stockholder’s reasons for proposing such business at the special meeting, and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration) and (C) a reasonably detailed description of all agreements, arrangements and understandings (I) between or among the stockholder and/or any of the Stockholder Associated Persons or (II) between or among the stockholder and/or any of the Stockholder Associated Persons, on the one hand, and any other person or entity (including their names), on the other hand, in connection with the request for the special meeting or the business proposed to be conducted at the special meeting;
(ii)    as to each requesting stockholder and Stockholder Associated Person, (A) the name and address of such stockholder or Stockholder Associated Person, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person, (B) the class, series and number of all shares of stock or other securities of the Corporation or any subsidiary thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person; provided, that, for purposes of the foregoing and wherever else used in this Article II, references to “beneficial” ownership or other correlative terms shall be deemed to have the meaning given thereto under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that such person or entity shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such person or entity has a right to acquire beneficial ownership at any time in the future;
(iii)    as to each requesting stockholder or Stockholder Associated Person, any Disclosable Interests (as defined below) or Other Disclosable Interests (as defined below);
(iv)    all information relating to each requesting stockholder or Stockholder Associated Person and each matter of business proposed to be acted on at the special meeting that must be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to, and in accordance with, Regulation 14A (or any successor provision) under the Exchange Act and the rules and regulations promulgated thereunder; and
(v)    the signature and date of signature of each requesting stockholder (or of their agents, duly authorized in a writing accompanying the Record Date Request Notice).
In addition, each stockholder submitting a Record Date Request Notice and each Stockholder Associated Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a Request Record Date.
(2)    Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than 10 days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within 10 days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the secretary. If the Board of Directors shall determine that any request to fix a record date or demand to call and hold a special meeting was not properly made in accordance with this Article II, or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Article II, then the Board of Directors shall not be required to fix a Request Record Date and the secretary shall not be required to call a special meeting of stockholders.

(3)    In order for any stockholder to request a special meeting to act on any matter described in a Record Date Request Notice that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed and dated by stockholders of record (or by their agents duly authorized in a writing accompanying the Special Meeting Request) as of the applicable Request Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast on such matter at such meeting shall be delivered to the secretary. No business may be considered at a special meeting called by the secretary in accordance with Section 3(b) of this Article II (a “Stockholder-Requested Special Meeting”) except as described in the applicable Record Date Request Notice or at the direction of the Board of Directors. The Special Meeting Request shall be sent to the secretary by registered mail, return receipt requested, and be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the secretary.
Each stockholder providing a Special Meeting Request (other than a stockholder that provides a Special Meeting Request in response to a solicitation made pursuant to a solicitation statement filed on Schedule 14A pursuant to, and in accordance with, Regulation 14A under the Exchange Act) shall provide the information about such stockholder and any Stockholder Associated Person required to be provided in a Record Date Request Notice pursuant to Section 3(b)(1) of this Article II (or, if applicable, shall update any information provided by such stockholder in a Record Date Request Notice), so that such information with respect to the stockholder and each Stockholder Associated Person is true and correct as of the record date for the Stockholder-Requested Special Meeting (the “Meeting Record Date”) and as of the date that is 10 Business Days (as defined below) prior to the date of the Stockholder-Requested Special Meeting and the date(s) of any adjournment or postponement thereof. Any such update and supplement shall be sent to the secretary by courier or registered mail, return receipt requested, and shall be received by the secretary, in the case of information required to be provided as of the Meeting Record Date, not later than five Business Days after the Meeting Record Date and, in the case of information required to be provided as of the date that is 10 Business Days prior to the date of such Stockholder-Requested Special Meeting and the date(s) of any adjournment or postponement thereof, not later than eight (8) Business Days prior to the date of the Stockholder-Requested Special Meeting or, if practicable, the date(s) of any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the Stockholder-Requested Special Meeting has been adjourned or postponed). In addition, each stockholder providing a Special Meeting Request and each Stockholder Associated Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to call a Stockholder-Requested Special Meeting.
(4)    The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a Stockholder-Requested Special Meeting and such meeting shall not be held unless, in addition to the Special Meeting Request required by Section 3(b)(3) of this Article II, the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.
(5)    A Stockholder-Requested Meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the Meeting Record Date; and provided further that if the Board of Directors fails to designate, within 10 days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., Eastern Time, on the 90th day after the Meeting Record Date, or, if such 90th day is not a Business Day, on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within 10 days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any Stockholder-Requested Meeting, the chairman of the Board of Directors, chief executive officer, president or Board of Directors may consider such factors as he, she or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or other special meeting. In the case of any Stockholder-Requested Meeting, if the Board of

Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of Section 3(b)(4) of this Article II.
(6)    If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before 10 days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.
(7)    The chairman of the Board of Directors, chief executive officer, president or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agents of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(8)    The secretary shall not accept, and the secretary and the Corporation shall consider ineffective, any request from any stockholder to hold a special meeting or to establish a Request Record Date or Meeting Record Date that (A) does not comply with this Section 3(b) or (B) proposes or includes an item of business to be transacted at such special meeting that is not a proper subject for stockholder action under the charter of the Corporation (the “Charter”), these Bylaws or applicable law.
(9)    For purposes of this Article II, “Stockholder Associated Person” of any stockholder means (i) the beneficial owner or beneficial owners, if different, of shares of stock of the Corporation at whose request the notice is given pursuant to this Article II, (ii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or, if applicable, such beneficial owner and (iii) any other person with whom such stockholder or, if applicable, such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below).
(10)    For purposes of this Article II, a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (i) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (ii) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Regulation 14A under the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.
(11)    For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.
Section 4.    NOTICE. Except as provided in Section 3 of this Article II, not less than 10 nor more than 90 days before each meeting of stockholders, the secretary shall give notice in writing or by electronic transmission of such meeting to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting. Such notice shall state the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called. Such notice may be delivered by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission or by any other means permitted by the Maryland General Corporation Law (the “MGCL”). If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.
Subject to Section 11(a) and Section 12 of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a Public Announcement (as defined in Section 11(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than 10 days prior to such date and otherwise in the manner set forth in this section.

Section 5.    ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the chairman of the Board of Directors, by one of the following officers present at the meeting in the following order: the vice chairman of the Board of Directors, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, the secretary or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an assistant secretary, or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 6.    QUORUM; ADJOURNMENTS. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the Charter for the vote necessary for the approval of any matter. If, however, such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.
Section 7.    VOTING. Except as otherwise provided in the Charter with respect to any members of the Board of Directors to be elected by the holders of any class or series of preferred stock of the Corporation and in these Bylaws with respect to the filling of vacancies on the Board of Directors, each director shall be elected by a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present and directors are to be elected; provided, however, that the Board of Directors shall be elected by a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present and directors are to be elected if, in connection with such meeting (i) the secretary shall have received one or more notices that a stockholder has nominated or proposes to nominate a person or persons for election as a director, which notice(s) purports to be in compliance with the advance notice requirements set forth in Section 11 of Article II of these Bylaws, irrespective of whether the Board of Directors thereafter determines that any such notice(s) is not in compliance with such requirements, and (ii) as of the fourteenth (14th) day preceding the date on which notice of such meeting of stockholders is first mailed or otherwise given in accordance with applicable law to the stockholders of the Corporation, such nomination or proposed nomination has not been withdrawn by such stockholder and would thereby cause the number of nominees and proposed nominees to exceed the number of directors to be elected at such meeting, as determined by the secretary, irrespective of whether such nomination or proposed nomination is thereafter withdrawn by such stockholder (a “Contested Election”). If the directors are to be elected by a plurality of the votes cast pursuant to the provisions of the immediately preceding sentence, stockholders shall not be permitted to vote “against” any one or more nominees but shall only be permitted to vote “for” one or more nominees or withhold their votes with respect to one or more nominees. For purposes hereof, a majority of the votes cast means the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee, with abstentions and broker non-votes not counted as a vote cast either “for” or “against” that director nominee. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.
If, in any election of directors of the Corporation which is not a Contested Election, an incumbent director does not receive a majority of the votes cast and therefore is not re-elected, such incumbent director shall promptly tender his or her resignation as a director, subject to acceptance thereof by the Board of Directors, for consideration by the Corporate Governance Committee of the Board of Directors. The Corporate Governance Committee will promptly consider any such tendered resignation and will make a recommendation to the Board of Directors as to whether such tendered resignation should be accepted or rejected, or whether other action should be taken with respect to such offer to resign.  Any incumbent director whose tendered resignation is under consideration may not participate in any deliberation or vote of the Corporate Governance Committee or the Board of Directors regarding such tendered resignation.  The Corporate Governance Committee and the Board of Directors may consider any factors they deem relevant in deciding whether to accept, reject or take other action with respect to any such tendered resignation.  Within ninety (90) days after the date on which certification of the stockholder vote on the election of directors is made, the Board of Directors will publicly disclose its decision and rationale regarding whether to accept, reject or take other action with respect to the tendered resignation in a press release, a periodic or current report filed with the Securities and Exchange Commission or by other public announcement.  If any director’s tendered resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting of stockholders and until his or her successor is elected and qualified or his or her earlier death, retirement, resignation or removal.  If any director’s tendered resignation is accepted by the Board of Directors, then such director will thereupon cease to be a director of the Corporation, and the Board of Directors, in its sole discretion, may fill the resulting vacancy or decrease the size of the Board of Directors, in each case pursuant to the provisions of the Charter, these Bylaws and applicable law.
A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Unless otherwise provided by statute or by the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.
Section 8.    PROXIES. A holder of record of shares of stock of the Corporation may vote in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.
Section 9.    VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, limited liability company, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, managing member, manager or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or fiduciary may vote stock registered in the name of such person in the capacity of such director or fiduciary, either in person or by proxy.
Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.
Section 10.    INSPECTORS. The Board of Directors or the chairman of the meeting, in advance of or at any meeting, may, but need not, appoint one or more inspectors for the meeting and any successor to an inspector. The inspectors, if any, shall (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chairman of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof. Inspectors need not be stockholders.
Section 11.    ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.
(a)    Annual Meetings of Stockholders.
(1)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who (A) was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 11(a) of this Article II and at the time of the annual meeting, (B) is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and (C) has complied with this Section 11(a) of this Article II. Except for proposals properly made pursuant to, and in accordance with, Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders.
(2)    For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 11(a)(1)(iii) of this Article II, the stockholder must have given timely notice (as defined below) thereof in writing and in proper form to the secretary, provided any updates or supplements to such notice at the times and in the forms required by this Section 11 of this Article II and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 11 of this Article II and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in connection with the Corporation’s first annual meeting or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which Public Announcement of the date of such meeting is first made. The Public Announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.
(3)    To be in proper form, such stockholder’s notice to the secretary shall set forth:
(i)    as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to, and in accordance with, Regulation 14A (or any successor provision) under the Exchange Act (including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(ii)    as to any other business that the stockholder proposes to bring before the meeting, (A) a reasonably detailed description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person, individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration) and (C) a reasonably detailed description of all agreements, arrangements and understandings (I) between or among the stockholder and/or any of the Stockholder Associated Persons or (II) between or among the stockholder and/or any of the Stockholder Associated

Persons, on the one hand, and any other person or entity (including their names), on the other hand, in connection with the proposal of such business by such stockholder;
(iii)    as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,
(A)    the class, series and number of all shares of Company Securities, if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,
(B)    the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,
(C)    (I) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such stockholder, any Proposed Nominee and any Stockholder Associated Person, the purpose or effect of which is to give such stockholder, Proposed Nominee or Stockholder Associated Person economic risk similar to ownership of shares or units of any Company Securities, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares or units of any Company Securities, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares or units of any Company Securities (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares or units to such stockholder, Proposed Nominee or Stockholder Associated Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or units or (z) such stockholder, Proposed Nominee or Stockholder Associated Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (II) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Regulation 14A under the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such stockholder, Proposed Nominee or Stockholder Associated Person has or shares a right to vote any shares or units of any Company Securities, (III) any agreement, arrangement, understanding or relationship, including any repurchase or similar so- called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, Proposed Nominee or Stockholder Associated Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares or units of any Company Securities held by, manage the risk of price changes for, or increase or decrease the voting power of, such stockholder, Proposed Nominee or Stockholder Associated Person with respect to the shares or units of any Company Securities, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares or units of any Company Securities (“Short Interests”), (IV) any rights to dividends on the shares or units of any Company Securities owned beneficially by such stockholder, Proposed Nominee or Stockholder Associated Person that are separated or separable from the underlying Company Securities, (V) any performance-related fees (other than an asset based fee) that such stockholder, Proposed Nominee or any Stockholder Associated Person is entitled to based on any increase or decrease in the price or value of shares or units of any Company Securities, or any Synthetic Equity Interests or Short Interests, if any, (VI) (x) if such stockholder or any Stockholder Associated Person with an interest or ownership, or that has taken an action referred to in Section 11(a)(3)(ii) or (iii) (other than this Section 11(a)(3)(iii)(C)(VI)) is not a natural person, the identity of the natural person or persons associated with such stockholder or Stockholder Associated Person responsible for the formulation of and decision to propose the business to be brought before the meeting or nominate any such Proposed Nominee (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such stockholder or Stockholder Associated Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares or units of any Company Securities and that reasonably could have influenced the decision of such stockholder or Stockholder Associated Person to propose such business to be brought before the meeting or nominate any such Proposed Nominee, and (y) if such stockholder or any such Stockholder Associated Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares or units of any Company Securities and that reasonably could have influenced the decision of such stockholder or Stockholder Associated Person to propose such business to be brought before the meeting or nominate any such Proposed Nominee, (VII) any significant equity interests or any Synthetic Equity Interests or Short Interests in any principal competitor of the Corporation held by such stockholder, any Proposed Nominee and any Stockholder Associated Person, (VIII) any direct or indirect interest of such stockholder, any Proposed Nominee and any Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (IX) any pending or threatened litigation in which such stockholder, any Proposed Nominee or any Stockholder Associated Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (X) any material transaction occurring during the prior twelve months between such stockholder, Proposed Nominee and any Stockholder Associated Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (XI) a summary of any material discussions regarding the business proposed to be brought before the meeting or the nomination or identify of the Proposed Nominee (x) between or among any stockholder, Proposed Nominee and any Stockholder Associated Person or (y) between or among any stockholder, Proposed Nominee and any Stockholder Associated Person and any other record or beneficial holder of the shares or units of any Company Securities (including their names) and (XII) any other information relating to such stockholder, Proposed Nominee and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such stockholder and any Stockholder Associated Person in support of the business proposed to be brought before the meeting or the election of any Proposed Nominee pursuant to, and in accordance with, Regulation 14A under the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (I) and (XII) are referred to as “Disclosable Interests”);
provided, however, that the Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner,
(D)    Without limiting the foregoing, any other substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any subsidiary thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series (the disclosures to be made pursuant this Sub-Section (D) are referred to as “Other Disclosable

Interests”); provided, however, that the Other Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner, and
(E)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder and/or any Stockholder Associated Person, on the one hand, and each Proposed Nominee, his or her respective affiliates and associates and any other persons with whom such Proposed Nominee (or any of his or her respective affiliates and associates) is Acting in Concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder and any Stockholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant (the disclosures to be made pursuant to this paragraph are referred to as “Nominee Information”);
(iv)    as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in Sections 11(a)(3)(ii) or (iii) of this Article II and any Proposed Nominee,
(A)    the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee, and
(B)    the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;
(v)    the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such stockholder’s notice; and
(vi)    to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.
(4)    Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by (i) a certificate executed by the Proposed Nominee certifying that such Proposed Nominee (A) will serve as a director of the Corporation if elected, (B) is not and will not become a party to (I) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (11) any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s duties under applicable law, (C) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (D) would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality, stock ownership and trading policies and guidelines of the Corporation; and (ii) an attached completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to, and in accordance with, Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange or over-the-counter market on which the Corporation’s stock is listed or admitted to trading).
(5)    Notwithstanding anything in this Section 11(a) of this Article II to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no Public Announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting, a stockholder’s notice required by this Section 11(a) of this Article II shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such Public Announcement is first made by the Corporation.
(b)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors, or (ii) provided that the special meeting has been called in accordance with Section 3(a) of this Article II for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 of this Article II and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11 of this Article II. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by Section 11(a)(3) of this Article II, shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The Public Announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.
(c)    General.
(1)    If information submitted pursuant to this Section 11 of this Article II by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11 of this Article II. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two (2) Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11 of this Article II, and (B) a written update of any information (including, if requested, by the Corporation, written confirmation by such stockholder that it continues to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 11 of this Article II as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11 of this Article II.
(2)    Only such individuals who are nominated in accordance with this Section 11 of this Article II shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11 of this Article II. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11 of this Article II.
(3)    For purposes of this Section 11, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to stockholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission (“SEC”) from time to time, and “Public Announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the SEC pursuant to the Exchange Act.
(4)    Notwithstanding the foregoing provisions of this Section 11 of this Article II, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11 of this Article II. Nothing in this Section 11 of this Article II shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to, and in accordance with, Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 of this Article II shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person pursuant to, and in accordance with, Regulation 14A under the Exchange Act.
Section 12.    PROXY ACCESS.
(a)    Notwithstanding anything to the contrary in these Bylaws, whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 12 of Article II, the Corporation shall include in its proxy statement and other applicable filings pursuant to Section 14(a) of the Exchange Act (the “Corporation Proxy Materials”), in addition to any individuals nominated for election by or at the direction of the Board of Directors, the name, together with the Required Information (as defined below), of any individual nominated for election to the Board of Directors (each such individual being hereinafter referred to as a “Stockholder Nominee”) by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 12 of Article II (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Stockholder”). For purposes of this Section 12 of Article II, the “Required Information” that the Corporation shall include in the Corporation Proxy Materials is (i) the information provided to the secretary concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation Proxy Materials by the rules and regulations promulgated under the Exchange Act and (ii) if the Eligible Stockholder so elects, a written statement in support of the Stockholder Nominee’s candidacy, not to exceed 500 words, delivered to the secretary at the time of providing the Notice of Proxy Access Nomination (as defined below) required by this Section 12 of Article II (the “Statement”). Notwithstanding anything to the contrary contained in this Section 12 of Article II, the Corporation may omit from the Corporation Proxy Materials any information or Statement (or portion thereof) that the Board of Directors, in its sole discretion, determines is materially false or misleading, omits to state any material fact necessary in order to make such information or Statement, in light of the circumstances under which it was provided or made, not misleading, or would violate any applicable law or regulation.
(b)    To be eligible to require the Corporation to include a Stockholder Nominee in the Corporation Proxy Materials pursuant to this Section 12 of Article II, an Eligible Stockholder must have Owned (as defined below) at least 3% or more of the shares of common stock, par value $0.01 per share (the “Common Stock”) of the Corporation outstanding from time to time (the “Required Shares”) continuously for at least three years (as adjusted for any stock splits, stock dividends, or similar events) (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered or mailed to and received by the secretary in accordance with this Section 12 of Article II and the close of business on the record date for determining the stockholders entitled to vote at the annual meeting of stockholders, and must continuously Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof). For purposes of this Section 12 of Article II, an Eligible Stockholder shall be deemed to “Own” only those outstanding shares of Common Stock as to which the Eligible Stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such Eligible Stockholder or any of its Affiliates (as defined below) in any transaction that has not been settled or closed, including short sales, (B) borrowed by such Eligible Stockholder or any of its Affiliates for any purpose or purchased by such Eligible Stockholder or any of its Affiliates pursuant to an agreement to resell, (C) that are subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement, arrangement or understanding entered into by such stockholder or any of its Affiliates, whether any such instrument, agreement, arrangement or understanding is to be settled with shares or with cash based on the notional amount or value of shares of outstanding Common Stock, in any such case which instrument, agreement, arrangement or understanding has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its Affiliate’s full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such stockholder or its Affiliate or (D) for which the Eligible Stockholder has transferred the right to vote the shares other than by means of a proxy, power of attorney or other instrument or arrangement that is unconditionally revocable at any time by such stockholder and that expressly directs the proxy holder to vote at the direction of such stockholder. In addition, an Eligible Stockholder shall be deemed to “Own” shares of Common Stock held in the name of a nominee or other intermediary so long as such stockholder retains the full right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares of Common Stock. An Eligible Stockholder’s Ownership of shares of Common Stock shall be deemed to continue during any period in which such stockholder has loaned such shares provided that the Eligible Stockholder has the power to recall such loaned shares on five Business Days’ notice and continues to hold such shares through the date of the annual meeting of stockholders. For purposes of this Section 12 of Article II, the terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of Common Stock are “Owned” for these purposes shall be determined by the Board of Directors, in its sole discretion. In addition, the term “Affiliate” or “Affiliates” shall have the meaning ascribed thereto under the Exchange Act.
(c)    To be eligible to require the Corporation to include a Stockholder Nominee in the Corporation Proxy Materials pursuant to this Section 12 of Article II, an Eligible Stockholder must provide to the secretary, in proper form and within the times specified below, (i) a written notice expressly electing to have such Stockholder Nominee included in the Corporation Proxy Materials pursuant to this Section 12 of Article II (a “Notice of Proxy Access Nomination”) and (ii) any updates or supplements to such Notice of Proxy Access Nomination.  To be timely, the Notice of Proxy Access Nomination must be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in connection with the Corporation’s first annual meeting or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, the Notice of Proxy Access Nomination must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which Public Announcement of the date of such meeting is first made. The Public Announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a Notice of Proxy Access Nomination as described above.
(d)    To be in proper form for purposes of this Section 12 of Article II, the Notice of Proxy Access Nomination delivered or mailed to and received by the secretary shall include the following information:
(i)    one or more written statements from the record holder of the Required Shares (or from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period and, if applicable, each participant in the Depository Trust Company (“DTC”) or affiliate of a DTC participant through which the Required Shares are or have been held by such intermediary during the Minimum Holding Period if the intermediary is not a DTC participant or affiliate of a DTC participant) verifying that, as of a date within seven Business Days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the secretary, the Eligible Stockholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide (I) within five Business Days after the record date for the annual meeting of stockholders, written statements from the record holder or intermediaries between the record holder and the Eligible Stockholder verifying the Eligible Stockholder’s continuous Ownership of the

Required Shares through the close of business on the record date, together with a written statement by the Eligible Stockholder that such Eligible Stockholder will continue to Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof), and (II) the updates and supplements to the Notice of Proxy Access Nomination at the times and in the forms required by this Section 12 of Article II;
(ii)    a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iii)    information that is the same as would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 11 of Article II, including the written consent of the Stockholder Nominee to being named in the Corporation Proxy Materials as a nominee and to serving as a director if elected;
(iv)    the certificate and questionnaire required by Section 11 of Article II;
(v)    the written agreement of the Stockholder Nominee, upon such Stockholder Nominee’s election, to make such acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors at such time, including, without limitation, agreeing to be bound by the Corporation’s code of conduct, insider trading policy and other similar policies and procedures;
(vi)    a representation that the Eligible Stockholder (i) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and that neither the Eligible Stockholder nor any Stockholder Nominee being nominated thereby presently has such intent, (ii) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders (or any postponement or adjournment thereof) any individual other than the Stockholder Nominee(s) included in the Corporation Proxy Materials pursuant to this Section 12 of Article II, (iii) has not engaged and will not engage in a, and has not been and will not be a “participant” in another person’s, “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting (or any postponement or adjournment thereof) other than such Stockholder Nominee(s) or a nominee of the Board of Directors, (iv) has complied, and will comply, with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, including, without limitation, Rule 14a-9 under the Exchange Act, (v) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and (vi) has not provided and will not provide facts, statements or information in its communications with the Corporation and the stockholders that were not or will not be true, correct and complete in all material respects or which omitted or will omit to state a material fact necessary in order to make such facts, statements or information, in light of the circumstances under which they were or will be provided, not misleading;
(vii)    a written undertaking that the Eligible Stockholder (i) assumes all liability stemming from any legal or regulatory violation arising out of communications with the stockholders by the Eligible Stockholder, its Affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 12 of Article II, or out of the facts, statements or information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation pursuant to this Section 12 of Article II or otherwise in connection with the inclusion of such Stockholder Nominee(s) in the Corporation Proxy Materials pursuant to this Section 12 of Article II, and (ii) indemnifies, protects, defends and holds harmless the Corporation and each of its directors, officers and employees against any liability, loss or damages, including, without limitation, attorney’s fees in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination of a Stockholder Nominee or inclusion of such Stockholder Nominee in the Corporation Proxy Materials pursuant to this Section 12 of Article II;
(viii)    a written description of any compensatory, payment or other agreement, arrangement or understanding with any person or entity other than the Corporation under which the Stockholder Nominee is receiving or will receive compensation or payments directly related to service on the Board of Directors, together with a copy of any such agreement, arrangement or understanding if written;

(ix)    in the case of the nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including, without limitation, withdrawal of the nomination;
(x)    the Corporation may also require each Stockholder Nominee and the Eligible Stockholder to furnish such other information (i) as may reasonably be required by the Corporation to determine the eligibility of such Stockholder Nominee to serve as an independent director (as defined under the listing standards of any securities exchange on which any securities of the Corporation are listed or traded, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s Board of Directors, as determined by the Board of Directors), (ii) that could be material to a stockholder’s understanding of the independence or lack of independence of such Stockholder Nominee, or (iii) as may reasonably be required by the Corporation to determine that the Eligible Stockholder meets the criteria for qualification as an Eligible Stockholder; and
(xi)    to be eligible to require the Corporation to include a Stockholder Nominee in the Corporation Proxy Materials pursuant to this Section 12 of Article II, an Eligible Stockholder must further update and supplement the Notice of Proxy Access Nomination, if necessary, so that the information provided or required to be provided in such Notice of Proxy Access Information pursuant to this Section 12 of Article II shall be true, correct and complete as of the record date for the annual meeting of stockholders and as of the date that is ten Business Days prior to such annual meeting or any postponement or adjournment thereof, and such update and supplement (or a written notice stating that there is no such update or supplement) shall be delivered or mailed to and received by the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the fifth Business Day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than 5:00 p.m., Eastern Time, on the eighth Business Day prior to the date of the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting or any postponement or adjournment thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any postponement or adjournment thereof).
(e)    In the event that any facts, statements or information provided by the Eligible Stockholder or a Stockholder Nominee to the Corporation or the stockholders ceases to be true, correct and complete in all material respects or omits a material fact necessary to make such facts, statements or information, in light of the circumstances under which they were provided, not misleading, the Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of any defect in such previously provided facts, statements or information and of the facts, statements or information required to correct any such defect.
(f)    Whenever an Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 12 of Article II that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to comply with any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (which, if applicable, shall apply with respect to the portion of the Required Shares Owned by such stockholder).  When an Eligible Stockholder consists of a group, a violation of any provision of these Bylaws by any member of the group shall be deemed a violation by the entire group.  No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting of stockholders; provided, however, that a bank, broker or fiduciary holding shares in a similar capacity as a record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act.  In determining the aggregate number of stockholders in a group, two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by a single employer, or (iii) a “group of investment companies, ” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (a “Qualifying Fund Family”) shall be treated as one stockholder.  Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 12 of Article II, a Qualifying Fund Family whose stock Ownership is counted for purposes of determining whether a stockholder or group of stockholders qualifies as an Eligible Stockholder shall provide to the secretary such documentation as is reasonably satisfactory to the Board of

Directors, in its sole discretion, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition thereof.
(g)    The maximum number of Stockholder Nominees nominated by all Eligible Stockholders and entitled to be included in the Corporation Proxy Materials with respect to an annual meeting of stockholders shall be the greater of (i) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 12 of Article II (the “Final Proxy Access Nomination Date”) or, if such percentage is not a whole number, the closest whole number below such percentage or (ii) two; provided that the maximum number of Stockholder Nominees entitled to be included in the Corporation Proxy Materials with respect to a forthcoming annual meeting of stockholders shall be reduced by the number of individuals who were elected as directors at the immediately preceding or second preceding annual meeting of stockholders after inclusion in the Corporation Proxy Materials pursuant to this Section 12 of Article II and whom the Board of Directors nominates for reelection at such forthcoming annual meeting of stockholders.  In the event that one or more vacancies for any reason occur on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting of stockholders and the Board of Directors elects to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees eligible for inclusion in the Corporation Proxy Materials pursuant to this Section 12 of Article II shall be calculated based on the number of directors serving as so reduced.  Any individual nominated by an Eligible Stockholder for inclusion in the Corporation Proxy Materials pursuant to this Section 12 of Article II whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees eligible for inclusion in the Corporation Proxy Materials pursuant to this Section 12 of Article II has been reached.  Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation Proxy Materials pursuant to this Section 12 of Article II shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees be selected for inclusion in the Corporation Proxy Materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 12 of Article II exceeds the maximum number of Stockholder Nominees eligible for inclusion in the Corporation Proxy Materials pursuant to this Section 12(g) of Article II.  In the event the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 12 of Article II exceeds the maximum number of nominees eligible for inclusion in the Corporation Proxy Materials pursuant to this Section 12(g) of Article II, the highest-ranking Stockholder Nominee from each Eligible Stockholder pursuant to the preceding sentence shall be selected for inclusion in the Corporation Proxy Materials until the maximum number is reached, proceeding in order of the number of shares of Common Stock (largest to smallest) disclosed as Owned by each Eligible Stockholder in the Notice of Proxy Access Nomination submitted to the Secretary.  If the maximum number is not reached after the highest-ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached.  The Stockholder Nominees so selected in accordance with this Section 12(g) of Article II shall be the only Stockholder Nominees entitled to be included in the Corporation Proxy Materials and, following such selection, if the Stockholder Nominees so selected are not included in the Corporation Proxy Materials or are not submitted for election for any reason (other than the failure of the Corporation to comply with this Section 12 of Article II), no other Stockholder Nominees shall be included in the Corporation Proxy Materials pursuant to this Section 12 of Article II.
(h)    The Corporation shall not be required to include, pursuant to this Section 12 of Article II, a Stockholder Nominee in the Corporation Proxy Materials for any annual meeting of stockholders (i) if the secretary receives, in regard to such meeting, a notice that the Eligible Stockholder or any other stockholder has nominated one or more individuals for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 11 of Article II of these Bylaws, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in a or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) if such Stockholder Nominee would not qualify as an independent director, (iv) if such Stockholder Nominee is or becomes a party to any agreement by which the Stockholder Nominee agrees or commits to vote a certain way on certain matters, (v) if the election of such Stockholder Nominee as a director would cause the Corporation to fail to comply with these Bylaws, the Charter, the rules and listing standards of any securities exchange on which any securities of the Corporation are listed or traded, or any applicable state or federal law, rule or regulation,

(vi) if such Stockholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vii) if such Stockholder Nominee is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten years, (viii) if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (ix) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee provides any facts, statements or information to the Corporation or the stockholders required or requested pursuant to this Section 12 of Article II that is not true, correct and complete in all material respects or that omits a material fact necessary to make such facts, statements or information, in light of the circumstances in which they were provided, not misleading, or that otherwise contravenes any of the agreements, representations or undertakings made by such Eligible Stockholder or Stockholder Nominee pursuant to this Section 12 of Article II, or (x) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee fails to comply with any of its obligations pursuant to this Section 12 of Article II, in each instance as determined by the Board of Directors, in its sole discretion.
(i)    Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairman of the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have failed to comply with any of its or their obligations under this Section 12 of Article II, including, without limitation, Section 12(h) of Article II, as determined by the Board of Directors or the chairman of the meeting in its or the chairman’s sole discretion, or (ii) the Eligible Stockholder, or a qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination of the Stockholder Nominee(s) included in the Corporation Proxy Materials pursuant to this Section 12 of Article II.  For purposes of this Section 12 of Article II, to be considered a qualified representative of an Eligible Stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as its proxy at the annual meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting.
(j)    The Eligible Stockholder shall file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.
(k)    Any Stockholder Nominee who is included in the Corporation Proxy Materials for an annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election to the Board of Directors at such annual meeting or (ii) does not receive at least 25% of the votes cast in favor of the Stockholder Nominee’s election, will be ineligible for inclusion in the Corporation Proxy Materials as a Stockholder Nominee pursuant to this Section 12 of Article II for the next two annual meetings of stockholders following the meeting for which the Stockholder Nominee has been included in the Corporation Proxy Materials.  For the avoidance of doubt, this Section 12(k) of Article II shall not prevent any stockholder from nominating any individual to the Board of Directors pursuant to and in accordance with Section 11 of Article II of these Bylaws.
(l)    This Section 12 of Article II provides the exclusive method for a stockholder to require the Corporation to include nominee(s) for election to the Board of Directors in the Corporation Proxy Materials.
Section 13.    CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the MGCL, or any successor statute, shall not apply to any acquisition by any person of shares of stock of the Corporation.
Section 14.    BUSINESS COMBINATION STATUTE. Notwithstanding any other provision of the Charter, these Bylaws or any contrary provision of law, the Maryland Business Combination Statute, found in Title 3, Subtitle 6 of the MGCL, as amended from time to time, or any successor statute thereto, shall not apply to any “business combination” (as defined in Section 3-601(e) of the MGCL, as amended from time to time, or any successor statute thereto) of the Corporation and any other person.
Section 15.    TELEPHONIC MEETINGS. The Board of Directors or chairman of the meeting may permit one or more stockholders to participate in a meeting of stockholders by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.
Section 16.    ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the following are filed with the records of meetings of the stockholders: (a) a written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter; and (b) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at such meeting. The affirmative vote of the number of shares which would be necessary to authorize or take action at a meeting of the stockholders pursuant to Section 7 of this Article II is the act of the stockholders without a meeting. Action taken by written consent is effective when the last stockholder signs the consent, unless the consent specifies a different effective date.
ARTICLE III
DIRECTORS

Section 1.    GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.
Section 2.    NUMBER, TENURE AND RESIGNATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the MGCL, nor more than 11, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the Board of Directors or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.
Section 3.    ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.
Section 4.    SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the Board of Directors, the chief executive officer, the president or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.
Section 5.    NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.
Section 6.    QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority or such other percentage of such group.
The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.

Section 7.    VOTING. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.
Section 8.    ORGANIZATION. At each meeting of the Board of Directors, the chairman of the Board of Directors or, in the absence of the chairman, the vice chairman of the Board of Directors, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the Board of Directors, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a director chosen by a majority of the directors present shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary, or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.
Section 9.    TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 10.    CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors.
Section 11.    VACANCIES. If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.
Section 12.    COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. The Board of Directors may delegate its authority to the Compensation Committee as set forth in Section 1 of Article IV. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.
Section 13.    RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.
Section 14.    INDEPENDENT DIRECTORS. At least a majority of the entire Board of Directors shall be Independent Directors, as hereinafter defined. An “Independent Director” shall be a director who meets the requirement of “independent” under the rules of the New York Stock Exchange or other national securities exchange on which the shares of stock of the Corporation are then listed.
Section 15.    LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.
Section 16.    SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.
Section 17.    RATIFICATION. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
Section 18.    CERTAIN RIGHTS OF DIRECTORS AND OFFICERS. A director who is not also an officer of the Corporation shall have no responsibility to devote his or her full time to the affairs of the Corporation. Any director or officer, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Corporation.
Section 19.    INTERESTED DIRECTOR TRANSACTIONS. Section 2-419 of the MGCL shall be available for and apply to any contract or other transaction between the Corporation and any of its directors or between the Corporation and any other corporation, trust, firm, or other entity in which any of its directors is a director or trustee or has a material financial interest.
Section 20.    EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these Bylaws, this Section 20 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (a) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (b) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.
ARTICLE IV
COMMITTEES

Section 1.    NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and one or more other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.
Section 2.    POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law. Except as may be otherwise provided by the Board of Directors, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more directors, as the committee deems appropriate in its sole and absolute discretion.
Section 3.    MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.
Section 4.    TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 5.    CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.
Section 6.    VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.
ARTICLE V
OFFICERS

Section 1.    GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the Board of Directors, a vice chairman of the Board of Directors, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.
Section 2.    REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the Board of Directors, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.
Section 3.    VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.
Section 4.    CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.
Section 5.    CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.
Section 6.    CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.
Section 7.    CHAIRMAN OF THE BOARD OF DIRECTORS. The Board of Directors may designate from among its members a chairman of the Board of Directors. The Board of Directors may designate the chairman of the Board of Directors as an executive or non-executive chairman. The chairman of the Board of Directors shall preside over the meetings of the Board of Directors. The chairman of the Board of Directors shall perform such other duties as may be assigned to him or her by the Board of Directors.
Section 8.    PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.
Section 9.    VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president or the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president, or vice president for particular areas of responsibility.

Section 10.    SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors.
Section 11.    TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.
The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.
Section 12.    ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board of Directors.
Section 13.    COMPENSATION. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director.
ARTICLE VI
CONTRACTS, CHECKS AND DEPOSITS

Section 1.    CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors and executed by an authorized person.
Section 2.    CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.
Section 3.    DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation in such banks, trust companies or other financial institutions as the Board of Directors, the chief executive officer, the president, the chief financial officer, or any other officer designated by the Board of Directors may determine.
ARTICLE VII
STOCK

Section 1.    CERTIFICATES. Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in any manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.
Section 2.    TRANSFERS. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.
The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.
Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.
Section 3.    REPLACEMENT CERTIFICATE. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.
Section 4.    FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than 10 days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.
When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.
Section 5.    STOCK LEDGER; LIST OF STOCKHOLDERS. The original or a duplicate of the Corporation’s stock ledger shall be kept at the principal office of the Corporation’s transfer agent and registrar. The officer or agent who has charge of the stock ledger books of the Corporation shall prepare and make, at least ten days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specific in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, to be included in the list required by this Section 5 of the Article VII or to vote in person or by proxy at any meeting of the stockholders.
Section 6.    FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may authorize the Corporation to issue fractional stock or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.
Section 7.    STATEMENTS FROM STOCKHOLDERS. In order to maintain its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), the Corporation shall demand annual written statements from the stockholders of record disclosing the actual owners of the shares of the Corporation to the extent required by the Treasury Regulation Section 1.857-8(d). Such written statements from the stockholders of record shall be demanded by the Corporation within 30 days after the close of the Corporation’s taxable year. A list of the persons failing or refusing to comply in whole or in part with the Corporation’s demand for statements shall be maintained as part of the Corporation’s records. The Corporation shall also maintain, within the Internal Revenue District in which it is required to file its federal income tax return, permanent records showing the information it has received as to actual ownership of those shares and a list of those persons failing or refusing to comply with that demand. Stockholders of the Corporation shall comply with the Corporation’s demand for statements pursuant to Section 857 of the Code.
ARTICLE VIII
ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.
ARTICLE IX
DISTRIBUTIONS

Section 1.    AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.
Section 2.    CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.
ARTICLE X
INVESTMENT POLICY

Subject to the provisions of the Charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE XI
SEAL

Section 1.    SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.
Section 2.    AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.
ARTICLE XII
INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of a director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.
Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph of this Article XII with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
ARTICLE XIII
WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.
ARTICLE XIV
EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of any duty owed by the Corporation or by any director or officer or other employee of the Corporation to the

Corporation or to the stockholders of the Corporation, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL or the Charter or these Bylaws, or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division.
ARTICLE XV
AMENDMENT OF BYLAWS

The Board of Directors is vested with the power to adopt, alter or repeal any provision of these Bylaws and to adopt new Bylaws.  In addition, the stockholders may alter or repeal any provision of these Bylaws and adopt new Bylaw provisions if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter, except that the stockholders shall not alter or repeal (x) Article XII or (y) this Article XV without the approval of the Board of Directors.